Exhibit 99.1

FOR IMMEDIATE RELEASE

July 23, 2014

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Significant Progress In Operating Leverage

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 127-year-old IBERIABANK (www.iberiabank.com), reported operating results for the second quarter ended June 30, 2014. For the quarter, the Company reported income available to common shareholders of $18.5 million, or $0.60 per fully diluted earnings per share. In the second quarter of 2014, the Company incurred non-operating costs equal to $17.1 million on a pre-tax basis, or $0.36 per share on an after-tax basis. Excluding non-operating items, EPS in the second quarter of 2014 was $0.96 per share on a non-GAAP operating basis, compared to $0.73 per share in the first quarter of 2014 (refer to press release supplemental table.)

The Company completed the acquisition of Teche Holding Company (“Teche”) on May 31, 2014, and First Private Holdings, Inc. (“First Private”) on June 30, 2014. Financial statements reflect the impact of the acquisitions beginning on their respective acquisition dates and are subject to future refinements to purchase accounting adjustments.

Teche was headquartered in New Iberia, Louisiana, and net added 11 bank offices in Baton Rouge and the Acadiana region in Louisiana. The acquisition added $700 million in loans (after preliminary discounts) and $646 million in deposits. The conversions of branch and operating systems have been successfully completed.

First Private was headquartered in Dallas, Texas, and added two bank offices in the Dallas market. The acquisition added $299 million in loans (after preliminary discounts) and $312 million in deposits. The conversions of branch and operating systems are anticipated to be completed in the third quarter of 2014. The Company expects approximately $4 million in conversion-related costs will be incurred during the third quarter of 2014.

Daryl G. Byrd, President and Chief Executive Officer, commented, “We welcome our new clients from Teche and First Private, and we anticipate achieving cost savings in excess of our initial projections. We recently recruited a commercial team leader in the Dallas market to enhance our growth prospects in that market. The conversion and integration of First Private remain on track.”

Byrd continued, “Our operating performance improved considerably during the second quarter. Our fee businesses experienced significant rebounds in seasonal activity, and our organic loan growth during the quarter and commercial loan pipeline remain very strong. The financial benefits of our expense savings initiatives became more evident in the second quarter as our operating leverage improved considerably. Based on our current forecasts, we project our full year operating EPS to be in the range of $3.65 to $3.70 per share, or a 16% to 18% improvement for the full year of 2014 compared to last year. Overall, we are very pleased with our progress to date in improving the financial performance of our Company, though we remain focused on achieving further improvements.”

Highlights for the Second Quarter of 2014 and June 30, 2014:

•	Total tax-equivalent operating revenues increased $17.8 million, or 13%, on a linked quarter basis, while operating expenses increased $4.6 million, or 4%, resulting in improved operating leverage. The Company’s tangible operating efficiency ratio improved from 73.6% in the first quarter of 2014 to 68.3% in the second quarter of 2014. Based on current estimates, the Company forecasts a tangible efficiency ratio of approximately 67% for the remainder of 2014.

•	Seasonal influences favorably influenced operating non-interest income in the second quarter of 2014. Mortgage income increased $7.8 million, or 77%, title revenue increased $1.1 million, or 26%, service charge income increased $1.2 million, or 17%, and capital markets income improved $1.3 million, or 79%, on a linked quarter basis.

•	Total loan growth (including acquired loans) was $1.3 billion, or 13%, between quarter-ends, while loan growth excluding all assets covered under FDIC loss share agreements and other non-covered acquired assets (collectively, “Acquired Assets”) increased $382 million, or 4%, between quarter-ends (18% annualized rate).

•	Total deposits (including acquired deposits) increased $1.1 billion, or 10%, between quarter-ends, and excluding all acquisitions increased $156 million, or 1% (6% annualized basis). Non-interest-bearing deposits excluding acquired deposits increased $77 million, or 3%, between quarter-ends (11% on an annualized basis).

•	The Company’s legacy asset quality remained strong in the second quarter of 2014. At June 30, 2014, and excluding Acquired Assets, nonperforming assets (“NPAs”), equated to 0.53% of total assets, loans past due 30 days or more equated to 0.55% of total loans, and classified assets equated to 0.52% of total assets.

•	Net charge-offs totaled $857,000 in the second quarter of 2014, or an annualized 0.03% of average loans, and excluding Acquired Assets, net charge-offs totaled $759,000, or an annualized 0.04% of average loans. Over the past 10 quarters, net charge-offs averaged 0.05% of average loans. The Company recorded a $4.7 million loan loss provision, compared to $2.1 million in the first quarter of 2014.

•	The net interest margin decreased six basis points on a linked quarter basis to 3.48%, which was within the previously disclosed guidance range of 3.45% to 3.50%. Based on interest rate risk modeling and other factors, management reiterated its expectation of the net interest margin in 2014 to remain in the range of 3.45% to 3.50%.

Table A - Summary Financial Results

	For the Quarter Ended:			Linked Quarter
Selected Financial Data	6/30/2013	3/31/2014	6/30/2014	% Change
Net Income ($ in thousands)	$15,590	$22,395	$18,548	-17%
Per Share Data:
Fully Diluted Earnings	$0.53	$0.75	$0.60	-20%
Operating Earnings (Non-GAAP)	0.69	0.73	0.96	32%
Pre-provision Operating Earnings (Non-GAAP)	0.73	0.78	1.06	37%
Tangible Book Value	36.30	37.59	37.41	0%

	As of and for the Quarter Ended:			Linked Quarter
				Basis Point
Key Ratios	6/30/2013	3/31/2014	6/30/2014	Change
Return on Average Assets	0.49%	0.68%	0.53%	(15	) bps
Return on Average Common Equity	4.09%	5.83%	4.56%	(126	) bps
Return on Average Tangible Common Equity (Non-GAAP)	5.96%	8.36%	6.62%	(174	) bps
Net Interest Margin (TE) (1)	3.39%	3.54%	3.48%	(6	) bps
Tangible Operating Efficiency Ratio (TE) (Non-GAAP) (1)	76.8%	73.6%	68.3%	(532	) bps
Tangible Common Equity Ratio (Non-GAAP)	8.69%	8.61%	8.46%	(15	) bps
Tier 1 Leverage Ratio	9.59%	9.61%	10.03%	42	bps
Tier 1 Common Ratio (Non-GAAP)	11.08%	10.44%	10.33%	(11	) bps
Total Risk Based Capital Ratio	13.46%	12.69%	12.43%	(26	) bps
Net Charge-Offs to Average Loans (2)	0.06%	0.05%	0.04%	(1	) bps
Non-performing Assets to Total Assets (2)	0.69%	0.49%	0.53%	4	bps

	For the Quarter Ended:
	GAAP		Non-GAAP
Adjusted Selected Key Ratios	6/30/2014	Adjustments (3)	6/30/2014
Return on Average Assets	0.53%	0.32%	0.85%
Return on Average Common Equity	4.56%	2.75%	7.31%
Return on Average Tangible Common Equity (Non-GAAP)	6.62%	3.82%	10.44%
Tangible Efficiency Ratio (TE)(1) (Non-GAAP)	79.0%	(10.7%)	68.3%

(1)	Fully taxable equivalent basis.
(2)	Excluding FDIC Covered Assets and Acquired Assets.
(3)	Adjusted results exclude the income statement impact of the non-operating items included in Table 11, net of tax where applicable, without adjustment to any balance sheet accounts.

Refer to press release supplemental table for a reconciliation of GAAP and non-GAAP measures.

Operating Results

On a linked quarter basis, average earning assets increased $605 million, or 5%, as average loans increased $452 million, or 5%, average indemnification asset (“IA”) declined $23 million, or 15%, average investment securities decreased $4 million, or less than 1%, and other earning assets increased $136 million, or 79%. Also on a linked quarter basis, the average earning asset yield decreased seven basis points, and the cost of interest-bearing liabilities decreased one basis point. As a result, the net interest spread decreased five basis points, and the net interest margin decreased six basis points. Tax-equivalent net interest income increased $4.5 million, or 4%, as average earning assets increased while the net interest margin declined.

Table B - Quarterly Average Yields/Cost (1)

	For Quarter Ended:			Linked Quarter
				Basis Point
	6/30/2013	3/31/2014	6/30/2014	Change
Investment Securities	1.92%	2.22%	2.24%	2	bps
Covered Loans, net of loss share receivable	3.98%	3.18%	3.16%	(2	) bps
Non-covered Loans	4.40%	4.38%	4.30%	(8	) bps

Loans & Loss Share Receivable	4.35%	4.27%	4.22%	(5	) bps
Mortgage Loans Held For Sale	3.17%	3.69%	4.21%	52	bps
Other Earning Assets	0.87%	1.27%	0.82%	(45	) bps

Total Earning Assets	3.80%	3.87%	3.80%	(7	) bps
Interest-bearing Deposits	0.42%	0.36%	0.35%	(1	) bps
Short-Term Borrowings	0.16%	0.17%	0.16%	(1	) bps
Long-Term Borrowings	3.39%	3.42%	3.34%	(8	) bps

Total Interest-bearing Liabilities	0.51%	0.44%	0.43%	(1	) bps

Net Interest Spread	3.29%	3.43%	3.38%	(5	) bps
Net Interest Margin	3.39%	3.54%	3.48%	(6	) bps

(1)	Earning asset yields are shown on a fully taxable-equivalent basis.

The non-covered loan yield decreased eight basis points, while the net covered loan yield (net of IA amortization) decreased two basis points. The average covered loan volume declined $90 million, or 11%. As a result of the reduction in yield and volume, the associated net covered income declined $0.7 million on a linked quarter basis, which was slightly better than management’s expectations.

For the third quarter of 2014, the Company projects the prospective yield on the covered loan portfolio net of the IA amortization to approximate 2.85%, compared to 3.16% in the second quarter. The average balance of the net covered loan portfolio is projected to decline approximately $76 million, based on current cash flow assumptions and estimates. Net income on the covered loan portfolio is projected to decline approximately $1.2 million between the second and third quarters of 2014. The Company projects the net covered income to equate to less than 6% of total net interest income in 2014, compared to 11% in 2013.

On a period-end basis, the IA declined $21 million, or 15%, from $141 million at March 31, 2014, to $121 million at June 30, 2014. The portion of the IA collectible from the FDIC decreased $18 million, or 44%, while the collectible portion from other real estate owned (“OREO”) and customers declined $3 million, or 3%.

Aggregate non-interest income increased $12.3 million, or 34%, on a linked quarter basis. Excluding non-operating items, operating non-interest income increased $14.1 million, or 42%. The primary changes in operating non-interest income on a linked quarter basis were:

•	Increased mortgage income of $7.8 million, or 77%;

•	Increased service charge income of $1.2 million, or 17%;

•	Increased title revenue of $1.1 million, or 26%;

•	Increased ATM/debit card fee income of $0.5 million, or 19%; and

•	Increased capital markets revenue of $1.3 million

The $7.8 million increase in mortgage income was the result of higher production and sales volumes, and improved margins. The improvement in mortgage income was partially offset by a $1.3 million increase in mortgage commission and production incentives expense (included in non-interest expense).

In the second quarter of 2014, the Company originated $436 million in residential mortgage loans, up $123 million, or 39%, on a linked quarter basis. Client loan refinancing opportunities accounted for approximately 13% of mortgage loan applications in the second quarter of 2014, compared to 16% in the first quarter of 2014, and approximately 15% between June 30, 2014, and July 21, 2014. The Company sold $395 million in mortgage loans during the second quarter of 2014, up $84 million, or 27%, on a linked quarter basis. The gain on sale of mortgage loans increased $6.0 million on a linked quarter basis, while the market value adjustment on loans held in the pipeline and warehouse increased $1.7 million on a linked quarter basis during the second quarter of 2014. The mortgage origination locked pipeline increased 14% during the second quarter of 2014, from $157 million at March 31, 2014, to $179 million at June 30, 2014. At July 21, 2014, the locked pipeline was $184 million, or a 3% increase compared to June 30, 2014. The mortgage business primarily focuses on retail mortgage loans originated by the Company.

Service charge income increased $1.2 million, or 17%, on a linked quarter basis. This revenue increase was significantly influenced by the Teche acquisition, more calendar days, and seasonality differences between the quarters.

Assets under management at IBERIA Wealth Advisors (“IWA”) were $1.2 billion at June 30, 2014, up 4% compared to March 31, 2014. Revenues for IWA increased 7% on a linked quarter basis, and were up 9% compared to the second quarter of 2013. IBERIA Financial Services revenues increased 5% on a linked quarter basis, and up 9% compared to the second quarter of 2013. IBERIA Capital Partners experienced a $1.3 million, or 79% improvement in revenues on a linked quarter basis, due to higher investment banking and institutional brokerage activity.

On a linked quarter basis, the Company experienced an increased level of interest rate derivative activity executed on behalf of clients, resulting in a modest increase in customer derivative commission income in the second quarter of 2014.

Non-interest expense increased $19.9 million, or 19%, on a linked quarter basis, while operating expense increased $4.6 million, or 4%. Operating expense changes included the following on a linked-quarter basis:

•	Increased mortgage commissions of $1.3 million, or 57%;

•	Increased operating expenses of $1.4 million associated with the cost of Teche’s operations for one month in the second quarter; and

•	Increased operating expenses of $1.9 million in all other expenses, or 2%.

Through the second quarter of 2014, the Company achieved approximately 65% of the targeted run-rate expense savings of $10.7 million. The Company continues to review its operating metrics for future opportunities to improve revenues and reduce expenses, and remains comfortable with the targeted run-rate savings during 2014.

Loans

Total loans increased $1.3 billion, or 13%, between March 31, 2014 and June 30, 2014. The loan portfolio associated with FDIC-assisted acquisitions at June 30, 2014, decreased $79 million, or 12%, compared to March 31, 2014. Excluding Covered and Acquired Assets, total loans increased $382 million, or 4% (18% annualized rate), during the second quarter. Legacy commercial loans increased $246 million, or 4% (which included $51 million in business banking loan growth, up 8%, or 30% annualized rate), legacy consumer loans increased $105 million, or 6%, and legacy mortgage loans increased $31 million, or 7%, during the quarter. Loan origination and renewal growth during the second quarter of 2014 were strongest in the Houston, New Orleans, Birmingham, and Baton Rouge markets. Funded loan origination and renewal mix in the second quarter of 2014 was 44% fixed rate and 56% floating rate, and total loans outstanding (excluding nonaccruals) were 51% fixed and 49% floating. Loans and commitments originated and/or renewed during the second quarter of 2014 totaled $1.0 billion (up 21% on a linked quarter basis). Energy-related loans outstanding totaled $819 million at June 30, 2014, down $36 million, or 4%, compared to March 31, 2014, and equated to approximately 8% of total loans. The Company had no student loans outstanding at June 30, 2014.

Table C - Period-End Loans ($ in Millions)

			6/30/14			% Change (Excluding Acquired) (1)			Mix
	6/30/13	3/31/14	Excluding Acquired (1)	Acquired (1)	Total	Year/ Year	Qtr/Qtr	Annualized	3/31/14	6/30/14
Commercial	$5,388	$6,142	$6,387	$—	$6,387	19%	4%	16%	64%	59%
Consumer	1,711	1,883	1,988	—	1,988	16%	6%	22%	20%	18%
Mortgage	326	429	460	—	460	41%	7%	29%	4%	4%

Legacy Loans	$7,425	$8,453	$8,835	$—	$8,835	19%	5%	18%	88%	81%
Acquired Loans	560	524	495	984	1,478	-12%	-6%	-22%	5%	14%
Covered Loans	918	664	585	—	585	-36%	-12%	-47%	7%	5%

Total Loans	$8,903	$9,641	$9,915	$984	$10,899	11%	3%	11%	100%	100%

(1)	Represents loans acquired during the period

Deposits

Total deposits increased $1.1 billion, or 10%, from March 31, 2014 to June 30, 2014. Excluding acquired deposits, total deposits increased $156 million, or 1%. Non-interest-bearing deposits increased $318 million, or 12% ($77 million, or 3%, excluding acquired deposits), and equated to 25% of total deposits at June 30, 2014. NOW accounts increased $40 million, or 2%, while money market and savings account volume increased $338 million, or 8%, between March 31, 2014 and June 30, 2014. Time deposits increased $386 million, or 24% between quarter-ends. Excluding acquisitions, period-end deposit growth during the second quarter of 2014 was strongest in the Little Rock, Lafayette, New Orleans, and Montgomery markets.

Table D - Period-End Deposits ($ in Millions)

			6/30/14			% Change (Excluding Acquired) (1)			Mix
	6/30/13	3/31/14	Excluding Acquired (1)	Acquired (1)	Total	Year/ Year	Qtr/Qtr	Annualized	3/31/14	6/30/14
Non-interest	$2,055	$2,729	$2,806	$241	$3,047	37%	3%	11%	25%	25%
NOW Accounts	2,485	2,194	2,132	102	2,234	-14%	-3%	-11%	20%	19%
Savings/MMkt	4,134	4,347	4,324	361	4,685	5%	-1%	-2%	40%	39%
Time Deposits	1,968	1,629	1,793	222	2,015	-9%	10%	40%	15%	17%

Total Deposits	$10,642	$10,899	$11,055	$926	$11,981	4%	1%	6%	100%	100%

(1)	Represents deposits acquired during the period

On an average balance and linked quarter basis, non-interest-bearing deposits increased $125 million, or 5%, and interest-bearing deposits increased $130 million, or 2%. The rate on average interest-bearing deposits in the second quarter of 2014 was 0.35%, a decrease of one basis point on a linked quarter basis.

Other Assets And Funding

Excess liquidity averaged $238 million in the second quarter of 2014, up $123 million, or 107%, on a linked quarter basis. The investment portfolio increased $5 million, or less than 1%, to $2.1 billion on average in the second quarter of 2014. On a period-end basis, the investment portfolio equated to $2.1 billion, or 14% of total assets at June 30, 2014, down slightly compared to 15% at March 31, 2014. The investment portfolio had an effective duration of 3.5 years at June 30, 2014, a slight decrease compared to March 31, 2014. The investment portfolio improved from a

$10 million unrealized loss at March 31, 2014, to an $8 million unrealized gain at June 30, 2014. The average yield on investment securities increased two basis points on a linked quarter basis to 2.24% in the second quarter of 2014. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised only 9% of total investments at June 30, 2014. The Company holds for investment no sovereign debt, corporate debt or equity securities, trust preferred securities, or derivative exposure to foreign counterparties.

On a linked quarter basis, average short-term debt increased $323 million, or 55%, and the cost of short-term debt decreased one basis point. Average long-term debt increased $24 million, or 9%, and the cost of debt decreased eight basis points to 3.34%. The cost of average interest-bearing liabilities was 0.43% in the second quarter of 2014, a decrease of one basis point on a linked quarter basis.

Asset Quality

To provide additional consistency and transparency for financial reporting of Acquired Assets, the Company divides Acquired Assets into five distinct categories:

1)	Legacy assets that were originated and not acquired;

2)	Acquired Assets that are scheduled to lose FDIC loss share coverage over the next 12 months;

3)	Acquired Assets that will continue to be covered under FDIC loss share coverage beyond the next 12 months;

4)	Acquired Assets not covered under FDIC loss share agreements using SOP accounting treatment (in accordance with ASC Topic 310-30); and

5)	Acquired Assets not covered under FDIC loss share agreements not using SOP accounting treatment.

Between March 31, 2014 and June 30, 2014, legacy NPAs increased $10 million, or 16%, due to $10 million in bank-owned properties that transferred to OREO. At June 30, 2014, bank-owned properties in OREO totaled $19 million, or 27% of total NPAs. Legacy NPAs equated to 0.53% of total assets at June 30, 2014, and 0.39% of total assets excluding bank-owned properties. Loans past due 30 days or more (including non-accruing loans) increased $4 million, or 8%, and represented 0.55% of total loans at June 30, 2014, compared to 0.53% at March 31, 2014.

Table E – Legacy Asset Quality Summary

Excludes the impact of all Acquired Assets (FDIC-assisted acquisitions and other acquisitions, impaired and not impaired)

	For Quarter Ended:			% or Basis Point Change
($ thousands)	6/30/2013	3/31/2014	6/30/2014	Year/Year		Qtr/Qtr
Non-performing Assets	$76,033	$59,456	$69,001	-9%		16%
Note:NPAs excluding Former Bank Property	67,599	50,453	50,415	-25%		0%
Past Due Loans	65,316	44,436	48,189	-26%		8%
Classified Assets	97,818	59,017	67,796	-31%		15%
Non-performing Assets/Assets	0.69%	0.49%	0.53%	(16	) bps	4	bps
NPAs/(Loans + OREO)	1.02%	0.70%	0.78%	(24	) bps	8	bps
Classified Assets/Total Assets	0.85%	0.49%	0.52%	(33	) bps	3	bps
(Past Dues & Non-accruals)/Loans	0.88%	0.53%	0.55%	(33	) bps	2	bps
(Reversal of) Provision For Loan Losses	$3,416	$1,995	$3,004	-12%		51%
Net Charge-Offs/(Recoveries)	1,028	1,014	759	-26%		-25%

Provision Less Net Charge-Offs	$2,388	$981	$2,245	-6%		129%
Net Charge-Offs/Average Loans	0.06%	0.05%	0.04%	(2	) bps	(1	) bps
Allowance For Loan Losses/Loans	0.83%	0.81%	0.80%	(3	) bps	(1	) bps
Allowance for Credit Losses to Total Loans	0.97%	0.94%	0.93%	(4	) bps	(1	) bps

Table F provides a breakdown of Acquired Assets under the other four categories pertaining to Acquired Assets and the asset quality performance measures associated with Acquired Assets in each category.

Table F – Acquired Assets By Portfolio Type (1)

All FDIC-assisted acquisitions and other acquired loans (impaired and not impaired)

	Acquired FDIC Covered Assets		Acquired Non-Covered Assets		Total Acquired Assets
($ thousands)	Non SFR (Losing Loss Share Coverage within next 12 months) (2)	SFR (Losing Loss Share Coverage 10 years from Acquisition)	SOP Assets (3)	Non-SOP Assets (3)
Loans, net	$315,075	$270,364	$455,915	$1,022,441	$2,063,795
Other Real Estate Owned	33,362	7,180	9,143	—	49,685
Allowance for Loan Losses	(42,582)	(17,413)	(2,422)	(454)	(62,871)
Non-accrual loans	$70,668	$58,753	$44,237	$828	$174,486
Foreclosed assets	971	—	102	—	1,073
Other real estate owned	28,762	10,809	9,041	—	48,612
Accruing Loans More Than 90 Days Past Due	183	892	—	—	1,075

Non-performing Assets	100,584	70,454	53,380	828	225,246
Total Past Due Loans	$73,994	$62,344	$50,565	$6,551	$193,454
Non-performing Assets to Total Loans and OREO	28.87%	25.38%	11.48%	0.08%	10.66%
Past Due and Non-accrual Loans to Loans	23.48%	23.06%	11.09%	0.64%	9.37%
Provision For Loan Losses	$—	$1,516	$(12)	$240	$1,744
Net Charge-Offs/(Recoveries)	113	0	52	(67)	98

Provision Less Net Charge-Offs	$(113)	$1,516	$(64)	$307	$1,646
Net Charge-Offs to Average Loans	0.15%	0.00%	0.05%	-0.03%	0.03%
Allowance for Loan Losses to Loans	13.51%	6.44%	0.53%	0.04%	3.05%
Allowance for Credit Losses to Total Loans	13.51%	6.44%	0.53%	0.04%	3.05%
Indemnification asset collectible from the FDIC and OREO	$9,744	$15,495	$—	$—	$25,240

(1)	Amounts in this table are presented gross of discounts unless otherwise noted.
(2)	$34.2 million of loans are maintaining loss share coverage beyond the next 12 months. $3.1 million of indemnification asset is collectible from the FDIC and OREO transactions beyond the next twelve months.
(3)	The classification of assets acquired from Teche and First Private as SOP or Non-SOP assets is preliminary and subject to change. At June, 30, 2014, Teche loans of $57.9 million and $631.4 million are included in SOP and Non-SOP assets, respectively. First Private loans of $294.4 million have been included as Non-SOP loans at June 30, 2014.

Capital Position

The Company maintains favorable capital strength. At June 30, 2014, the Company reported a tangible common equity ratio of 8.46%, down 15 basis points compared to March 31, 2014. At June 30, 2014, the Company’s preliminary Tier 1 leverage ratio was 10.03%, up 42 basis points compared to March 31, 2014. At June 30, 2014, pro forma Tier 1 leverage capital as a percentage of total assets adjusted for leverage capital purposes on a period-end basis would have equated to 9.16%. The Company’s preliminary total risk-based capital ratio at June 30, 2014 was 12.43%, down 26 basis points compared to March 31, 2014. The decline in the risk-based capital ratio was due in part to the recently completed acquisitions and FDIC-loan pay downs that carried a 20% risk weighting, into non-covered loans that carried a higher risk weighting.

On October 26, 2011, the Company announced a share repurchase program totaling 900,000 shares of common stock. No shares were repurchased under this program during the second quarter of 2014. A total of 46,692 shares remain under the currently authorized share repurchase program.

At June 30, 2014, book value per share was $53.86, up $1.82 per share compared to March 31, 2014. Tangible book value per share was $37.41, down $0.18 per share compared to March 31, 2014. Based on the closing stock price of the Company’s common stock of $65.78 per share on July 23, 2014, this price equated to 1.22 times June 30, 2014 book value and 1.76 times June 30, 2014 tangible book value per share.

On June 19, 2014, the Company declared a quarterly cash dividend of $0.34 per share. This dividend level equated to an annualized dividend rate of $1.36 per share and an indicated dividend yield of 2.07%.

IBERIABANK Corporation

The Company is a financial holding company with 278 combined offices, including 186 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 22 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 58 locations in 10 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners, L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” The Company’s market capitalization was approximately $2.2 billion, based on the NASDAQ Global Select Market closing stock price on July 23, 2014.

The following 12 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Merion Capital Group

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Thursday, July 24, 2014, beginning at 8:30 a.m. Central Time by dialing 1-800-230-1074. The confirmation code for the call is 329854. A replay of the call will be available until midnight Central Time on July 31, 2014 by dialing 1-800-475-6701. The confirmation code for the replay is 329854. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release. Refer to press release supplemental table for this reconciliation.

Assumptions Regarding Projected Earnings in Future Periods

The Company’s net interest margin and operating EPS guidance for full year 2014 were based on the following significant assumptions:

•	Recent forward interest rate curve projections;

•	No significant change in credit quality;

•	No significant changes to the preliminary purchase accounting marks assumed on the Company’s most recently completed acquisitions;

•	No significant cash flow or credit quality changes on Acquired Assets;

•	Achieving the $10.7 million in recently disclosed earnings enhancement initiatives; and

•	Mortgage and title insurance projections continue to reflect the current environment and expectations.

Caution About Forward-Looking Statements

To the extent that statements in this press release and the accompanying PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed.

Actual results or financial condition could differ materially because of factors such as the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, unanticipated losses related to the integration of, and refinements to purchase accounting adjustments for, acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, our ability to satisfy new capital and liquidity standards such as those imposed by the Dodd-Frank Act and those adopted by the Basel Committee and federal banking regulators, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets and economic conditions in these markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational systems or infrastructure and those of third-party providers of those services, hurricanes and other adverse weather events, the modest trading volume of our common stock, and valuation of intangible assets. These and other factors that may cause actual results or financial condition to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the

Securities and Exchange Commission (the “SEC”), available at the SEC’s website, http://www.sec.gov, and at the Company’s website, http://www.iberiabank.com, under the heading “Investor Information.” All information in this release and the accompanying PowerPoint presentation is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or financial condition or to changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

Table 1 - IBERIABANK CORPORATION

FINANCIAL HIGHLIGHTS

	For The Quarter Ended			For The Quarter Ended
	June 30,			March 31,
	2014	2013	% Change	2014	% Change
Income Data (in thousands):
Net Interest Income	$108,979	$96,482	13%	$104,408	4%
Net Interest Income (TE) (1)	111,170	98,878	12%	106,637	4%
Net Income	18,548	15,590	19%	22,395	(17%)
Earnings Available to Common Shareholders- Basic	18,548	15,590	19%	22,395	(17%)
Earnings Available to Common Shareholders- Diluted	18,250	15,297	19%	21,990	(17%)
Per Share Data:
Earnings Available to Common Shareholders—Basic	$0.60	$0.53	14%	$0.75	(20%)
Earnings Available to Common Shareholders—Diluted	0.60	0.53	14%	0.75	(20%)
Operating Earnings (Non-GAAP)	0.96	0.69	40%	0.73	32%
Book Value	53.86	50.65	6%	52.04	3%
Tangible Book Value (2)	37.41	36.30	3%	37.59	(0%)
Cash Dividends	0.34	0.34	—	0.34	—
Closing Stock Price	69.19	53.61	29%	70.15	(1%)
Key Ratios: (3)
Operating Ratios:
Return on Average Assets	0.53%	0.49%		0.68%
Return on Average Common Equity	4.56%	4.09%		5.83%
Return on Average Tangible Common Equity (2)	6.62%	5.96%		8.36%
Net Interest Margin (TE) (1)	3.48%	3.39%		3.54%
Efficiency Ratio	81.2%	84.4%		76.7%
Tangible Operating Efficiency Ratio (TE) (Non-GAAP) (1) (2)	68.3%	76.8%		73.6%
Full-time Equivalent Employees	2,760	2,611		2,576
Capital Ratios:
Tangible Common Equity Ratio (Non-GAAP)	8.46%	8.69%		8.61%
Tangible Common Equity to Risk-Weighted Assets	10.37%	11.04%		10.38%
Tier 1 Leverage Ratio	10.03%	9.59%		9.61%
Tier 1 Capital Ratio	11.23%	12.20%		11.44%
Total Risk Based Capital Ratio	12.43%	13.46%		12.69%
Common Stock Dividend Payout Ratio	61.2%	64.8%		45.6%
Asset Quality Ratios:
Excluding FDIC Covered Assets and Acquired Assets
Non-performing Assets to Total Assets (4)	0.53%	0.69%		0.49%
Allowance for Loan Losses to Loans	0.80%	0.83%		0.81%
Net Charge-offs to Average Loans	0.04%	0.06%		0.05%
Non-performing Assets to Total Loans and OREO (4)	0.78%	1.02%		0.70%

	For The Quarter Ended		For The Quarter Ended
	June 30,		March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Balance Sheet Summary (in thousands):	End of Period	Average	Average	Average	Average
Excess Liquidity (5)	$381,955	$237,712	$114,621	$204,970	$213,092
Total Investment Securities	2,141,198	2,120,778	2,116,166	2,131,804	2,096,974
Loans, Net of Unearned Income	10,898,527	10,003,767	9,551,351	9,172,490	8,975,347
Loans, Net of Unearned Income,
Excluding Covered Assets and Acquired Assets	8,834,732	8,645,109	8,324,676	7,936,271	7,616,272
Total Assets	15,325,042	14,041,562	13,362,918	13,115,171	12,944,435
Total Deposits	11,981,183	11,071,698	10,816,122	10,835,263	10,728,256
Total Shareholders’ Equity	1,799,306	1,632,049	1,557,006	1,535,043	1,514,155

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(3)	All ratios are calculated on an annualized basis for the period indicated.
(4)	Nonperforming assets consist of nonaccruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5)	Excess Liquidity includes interest-bearing deposits in banks and fed funds sold, but excludes liquidity sources and uses from off-balance sheet arrangements.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 2 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

	June 30,			March 31,
BALANCE SHEET (End of Period)	2014	2013	% Change	2014	% Change
ASSETS
Cash and Due From Banks	$286,615	$227,114	26.2%	$285,271	0.5%
Interest-bearing Deposits in Banks	381,955	120,451	217.1%	145,037	163.4%

Total Cash and Equivalents	668,570	347,565	92.4%	430,308	55.4%
Investment Securities Available for Sale	2,008,953	1,912,058	5.1%	1,933,314	3.9%
Investment Securities Held to Maturity	132,245	163,240	(19.0%)	150,660	(12.2%)

Total Investment Securities	2,141,198	2,075,298	3.2%	2,083,974	2.7%
Mortgage Loans Held for Sale	178,380	162,031	10.1%	131,478	35.7%
Loans, Net of Unearned Income	10,898,527	8,903,037	22.4%	9,641,294	13.0%
Allowance for Loan Losses	(133,519)	(162,903)	(18.0%)	(134,602)	(0.8%)

Loans, Net	10,765,008	8,740,134	23.2%	9,506,692	13.2%
Loss Share Receivable	120,532	241,040	(50.0%)	141,185	(14.6%)
Premises and Equipment	307,090	296,988	3.4%	287,387	6.9%
Goodwill and Other Intangibles	550,874	427,581	28.8%	435,636	26.5%
Other Assets	593,390	532,866	11.4%	534,264	11.1%

Total Assets	$15,325,042	$12,823,503	19.5%	$13,550,924	13.1%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing Deposits	$3,047,385	$2,055,333	48.3%	$2,728,736	11.7%
NOW Accounts	2,233,993	2,484,824	(10.1%)	2,194,361	1.8%
Savings and Money Market Accounts	4,685,367	4,133,770	13.3%	4,346,662	7.8%
Certificates of Deposit	2,014,438	1,967,791	2.4%	1,629,104	23.7%

Total Deposits	11,981,183	10,641,718	12.6%	10,898,863	9.9%
Short-term Borrowings	738,000	—	100.0%	400,000	84.5%
Securities Sold Under Agreements to Repurchase	296,741	289,377	2.5%	283,086	4.8%
Trust Preferred Securities	111,862	111,862	—	111,862	—
Other Long-term Debt	253,885	171,623	47.9%	168,002	51.1%
Other Liabilities	144,065	104,162	38.3%	125,922	14.4%

Total Liabilities	13,525,736	11,318,742	19.5%	11,987,735	12.8%
Total Shareholders’ Equity	1,799,306	1,504,761	19.6%	1,563,189	15.1%

Total Liabilities and Shareholders’ Equity	$15,325,042	$12,823,503	19.5%	$13,550,924	13.1%

BALANCE SHEET (Average)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
ASSETS
Cash and Due From Banks	$237,631	$234,924	$225,527	$219,113	$219,344
Interest-bearing Deposits in Banks	237,712	114,621	204,970	213,092	294,544
Investment Securities	2,120,778	2,116,166	2,131,804	2,096,974	2,096,166
Mortgage Loans Held for Sale	140,122	96,019	112,499	119,343	170,620
Loans, Net of Unearned Income	10,003,767	9,551,351	9,172,490	8,975,347	8,748,476
Allowance for Loan Losses	(132,049)	(139,726)	(148,030)	(160,994)	(183,783)
Loss Share Receivable	131,375	154,634	188,932	228,047	268,700
Other Assets	1,302,226	1,234,930	1,226,979	1,253,513	1,267,484

Total Assets	$14,041,562	$13,362,918	$13,115,171	$12,944,435	$12,881,551

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing Deposits	$2,748,468	$2,623,075	$2,572,599	$2,338,772	$2,010,263
NOW Accounts	2,229,264	2,230,745	2,145,036	2,257,050	2,488,721
Savings and Money Market Accounts	4,372,855	4,296,360	4,329,985	4,213,765	4,113,671
Certificates of Deposit	1,721,111	1,665,943	1,787,643	1,918,669	2,025,823

Total Deposits	11,071,698	10,816,122	10,835,263	10,728,256	10,638,478
Short-term Borrowings	632,778	285,383	49,946	1,630	77
Securities Sold Under Agreements to Repurchase	274,681	299,106	285,745	288,029	294,712
Trust Preferred Securities	111,862	111,862	111,862	111,862	111,862
Long-term Debt	192,845	168,367	169,063	170,452	181,884
Other Liabilities	125,649	125,072	128,249	130,052	125,932

Total Liabilities	12,409,513	11,805,912	11,580,128	11,430,280	11,352,945
Total Shareholders’ Equity	1,632,049	1,557,006	1,535,043	1,514,155	1,528,606

Total Liabilities and Shareholders’ Equity	$14,041,562	$13,362,918	$13,115,171	$12,944,435	$12,881,551

Table 3 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	For The Three Months Ended
	June 30,			March 31,
INCOME STATEMENT	2014	2013	% Change	2014	% Change
Interest Income	$119,220	$108,177	10.2%	$114,232	4.4%
Interest Expense	10,241	11,695	(12.4%)	9,824	4.2%

Net Interest Income	108,979	96,482	13.0%	104,408	4.4%
Provision for Loan Losses	4,748	1,807	162.7%	2,103	125.8%

Net Interest Income After Provision for Loan Losses	104,231	94,675	10.1%	102,305	1.9%
Service Charges	8,203	7,106	15.4%	7,012	17.0%
ATM / Debit Card Fee Income	2,937	2,357	24.6%	2,467	19.1%
BOLI Proceeds and Cash Surrender Value Income	935	901	3.8%	2,441	(61.7%)
Mortgage Income	17,957	17,708	1.4%	10,133	77.2%
Gain (Loss) on Sale of Investments, Net	8	(57)	114.7%	19	(55.6%)
Title Revenue	5,262	5,696	(7.6%)	4,167	26.3%
Broker Commissions	5,479	3,863	41.8%	4,048	35.4%
Other Non-interest Income	7,182	4,915	46.1%	5,394	33.1%

Total Non-interest Income	47,963	42,489	12.9%	35,681	34.4%
Salaries and Employee Benefits	68,846	63,815	7.9%	59,861	15.0%
Occupancy and Equipment	16,104	14,283	12.7%	13,991	15.1%
Amortization of Acquisition Intangibles	1,244	1,181	5.3%	1,218	2.1%
Other Non-interest Expense	41,181	38,082	8.1%	32,358	27.3%

Total Non-interest Expense	127,375	117,361	8.5%	107,428	18.6%
Income Before Income Taxes	24,819	19,803	25.3%	30,558	(18.8%)
Income Tax Expense	6,271	4,213	48.8%	8,163	(23.2%)

Net Income	$18,548	$15,590	19.0%	$22,395	(17.2%)

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders—Basic	18,548	15,590	19.0%	22,395	(17.2%)

Earnings Allocated to Unvested Restricted Stock	(298)	(293)	1.9%	(405)	(26.3%)

Earnings Available to Common Shareholders—Diluted	$18,250	$15,297	19.3%	$21,990	(17.0%)

Earnings Per Share, Diluted	$0.60	$0.53	13.9%	$0.75	(19.8%)

Impact of Non-Operating Items (Non-GAAP)	$0.36	$0.16	122.3%	$(0.02)	(2251.3%)

Earnings Per Share, Diluted, Excluding Non-operating Items (Non-GAAP)	$0.96	$0.69	39.6%	$0.73	31.6%

NUMBER OF SHARES OUTSTANDING
Basic Shares—All Classes (Average)	30,787,520	29,610,315	4.0%	29,813,609	3.3%
Diluted Shares—Common Shareholders (Average)	30,386,105	29,066,906	4.5%	29,417,290	3.3%
Book Value Shares (Period End) (1)	33,410,082	29,710,058	12.5%	30,040,025	11.2%

	2014		2013
INCOME STATEMENT	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Interest Income	$119,220	$114,232	$114,092	$108,512	$108,177
Interest Expense	10,241	9,824	10,654	11,060	11,695

Net Interest Income	108,979	104,408	103,438	97,452	96,482
Provision for Loan Losses	4,748	2,103	4,700	2,014	1,807

Net Interest Income After Provision for Loan Losses	104,231	102,305	98,738	95,438	94,675
Total Non-interest Income	47,963	35,681	38,715	43,263	42,489
Total Non-interest Expense	127,375	107,428	102,674	108,152	117,361

Income Before Income Taxes	24,819	30,558	34,779	30,549	19,803
Income Tax Expense	6,271	8,163	9,175	7,357	4,213

Net Income	$18,548	$22,395	$25,604	$23,192	$15,590

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders—Basic	18,548	22,395	25,604	23,192	15,590

Earnings Allocated to Unvested Restricted Stock	(298)	(405)	(456)	(425)	(293)

Earnings Available to Common Shareholders—Diluted	$18,250	$21,990	$25,148	$22,767	$15,297

Earnings Per Share, Basic	$0.60	$0.75	$0.86	$0.78	$0.53

Earnings Per Share, Diluted	$0.60	$0.75	$0.86	$0.78	$0.53

Book Value Per Common Share	$53.86	$52.04	$51.40	$51.30	$50.65
Tangible Book Value Per Common Share	$37.41	$37.59	$37.17	$37.00	$36.30
Return on Average Assets	0.53%	0.68%	0.77%	0.71%	0.49%
Return on Average Common Equity	4.56%	5.83%	6.62%	6.08%	4.09%
Return on Average Tangible Common Equity	6.62%	8.36%	9.43%	8.74%	5.96%

(1)	Shares used for book value purposes exclude shares held in treasury at the end of the period.

Table 4 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	For The Six Months Ended
	June 30,
INCOME STATEMENT	2014	2013	% Change
Interest Income	$233,451	$214,593	8.8%
Interest Expense	20,065	25,239	(20.5%)

Net Interest Income	213,386	189,354	12.7%
(Reversal of) Provision for Loan Losses	6,851	(1,569)	536.7%

Net Interest Income After (Reversal of) Provision for Loan Losses	206,535	190,923	8.2%
Service Charges	15,216	13,903	9.4%
ATM / Debit Card Fee Income	5,404	4,541	19.0%
BOLI Proceeds and Cash Surrender Value Income	3,376	1,840	83.5%
Mortgage Income	28,089	36,639	(23.3%)
Gain on Sale of Investments, net	27	2,302	(98.8%)
Title Revenue	9,429	10,717	(12.0%)
Broker Commissions	9,526	7,397	28.8%
Other Non-interest Income	12,577	9,641	30.4%

Total Non-interest Income	83,644	86,980	(3.8%)
Salaries and Employee Benefits	128,707	126,344	1.9%
Occupancy and Equipment	30,094	29,478	2.1%
Amortization of Acquisition Intangibles	2,461	2,364	4.1%
Other Non-interest Expense	73,540	104,073	(29.3%)

Total Non-interest Expense	234,802	262,259	(10.5%)
Income Before Income Taxes	55,377	15,644	254.0%
Income Tax Expense (Benefit)	14,434	(663)	2277.0%

Net Income	$40,943	$16,307	151.1%

Preferred Stock Dividends	—	—	—

Earnings Available to Common Shareholders—Basic	$40,943	$16,307	151.1%

Earnings Allocated to Unvested Restricted Stock	(699)	(313)	123.5%

Earnings Available to Common Shareholders—Diluted	40,244	15,994	151.6%

Earnings Per Share, diluted	$1.35	$0.55	145.6%

Table 5 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

LOANS	June 30,			March 31,
	2014	2013	% Change	2014	% Change
Residential Mortgage Loans	$1,124,624	$518,496	116.9%	$600,083	87.4%
Commercial Loans:
Real Estate	4,243,559	3,744,238	13.3%	3,952,733	7.4%
Business	3,130,989	2,687,920	16.5%	2,989,783	4.7%

Total Commercial Loans	7,374,548	6,432,158	14.7%	6,942,516	6.2%
Consumer Loans:
Indirect Automobile	392,355	351,631	11.6%	379,545	3.4%
Home Equity	1,467,141	1,278,823	14.7%	1,319,264	11.2%
Automobile	125,047	76,427	63.6%	96,599	29.4%
Credit Card Loans	65,892	53,026	24.3%	63,988	3.0%
Other	348,920	192,476	81.3%	239,299	45.8%

Total Consumer Loans	2,399,355	1,952,383	22.9%	2,098,695	14.3%

Total Loans	10,898,527	8,903,037	22.4%	9,641,294	13.0%

Allowance for Loan Losses	(133,519)	(162,903)		(134,602)

Loans, Net	$10,765,008	$8,740,134		$9,506,692

Reserve for Unfunded Commitments (1)	(11,260)	(10,342)	8.9%	(11,519)	(2.2%)
Allowance for Credit Losses	(144,778)	(173,246)	(16.4%)	(146,121)	(0.9%)

	June 30,			March 31,
ASSET QUALITY DATA (2)	2014	2013	% Change	2014	% Change
Non-accrual Loans	$208,673	$409,775	(49.1%)	$229,962	(9.3%)
Foreclosed Assets	1,186	1,647	(28.0%)	1,301	(8.8%)
Other Real Estate Owned	83,293	127,960	(34.9%)	91,864	(9.3%)
Accruing Loans More Than 90 Days Past Due	1,095	4,126	(73.4%)	981	11.7%

Total Non-performing Assets	$294,247	$543,508	(45.9%)	$324,108	(9.2%)

Loans 30-89 Days Past Due	$31,875	$35,204	(9.5%)	$43,905	(27.4%)
Non-performing Assets to Total Assets	1.92%	4.24%	(54.7%)	2.39%	(19.7%)
Non-performing Assets to Total Loans and OREO	2.68%	6.02%	(55.5%)	3.33%	(19.5%)
Allowance for Loan Losses to Non-performing Loans (3)	63.7%	39.4%	61.7%	58.3%	9.2%
Allowance for Loan Losses to Non-performing Assets	45.4%	30.0%	51.4%	41.5%	9.3%
Allowance for Loan Losses to Total Loans	1.23%	1.83%	(33.0%)	1.40%	(12.2%)
Allowance for Credit Losses to Non-performing Loans (1) (3)	69.0%	41.9%	64.9%	63.3%	9.1%
Allowance for Credit Losses to Non-performing Assets (1)	49.2%	31.9%	54.4%	45.1%	9.1%
Allowance for Credit Losses to Total Loans (1)	1.33%	1.95%	(31.7%)	1.52%	(12.3%)
Year to Date Charge-offs	$5,311	$4,375	21.4%	$2,578	N/M
Year to Date Recoveries	(3,686)	(2,029)	81.7%	(1,810)	N/M

Year to Date Net Charge-offs (Recoveries)	$1,625	$2,346	(30.7%)	$768	N/M

Quarter to Date Net Charge-offs (Recoveries)	$857	$1,136	(24.6%)	$768	11.6%

Quarter to Date Net Charge-offs to Average Loans (Annualized)	0.03%	0.05%	(34.0%)	0.03%	5.4%
Year to Date Net Charge-offs to Average Loans	0.03%	0.05%	(38.8%)	0.03%	N/M

(1)	During the second quarter of 2013, the Company segregated its allowance for credit losses into an allowance for loan losses and a reserve for unfunded commitments, which is included in other liabilities on its balance sheet.
(2)	For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria, including assets acquired in FDIC-assisted transactions.
(3)	Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 6 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

	June 30,			March 31,
LOANS (Excluding Covered Assets and Acquired Assets) (1)	2014	2013	% Change	2014	% Change
Residential Mortgage Loans	$459,652	$325,847	41.1%	$428,576	7.3%
Commercial Loans:
Real Estate	3,425,986	2,829,321	21.1%	3,250,971	5.4%
Business	2,961,460	2,558,866	15.7%	2,890,804	2.4%

Total Commercial Loans	6,387,446	5,388,187	18.5%	6,141,775	4.0%
Consumer Loans:
Indirect Automobile	391,481	348,479	12.3%	378,260	3.5%
Home Equity	1,173,386	1,059,375	10.8%	1,122,306	4.6%
Automobile	106,891	75,576	41.4%	95,901	11.5%
Credit Card Loans	65,260	52,243	24.9%	63,373	3.0%
Other	250,616	174,826	43.4%	222,731	12.5%

Total Consumer Loans	1,987,634	1,710,499	16.2%	1,882,571	5.6%

Total Loans	8,834,732	7,424,533	19.0%	8,452,922	4.5%

Allowance for Loan Losses	(70,647)	(61,599)		(68,324)

Loans, Net	$8,764,085	$7,362,934		$8,384,598

Reserve for Unfunded Commitments (2)	(11,260)	(10,342)	8.9%	(11,519)	(2.2%)
Allowance for Credit Losses	(81,907)	(71,942)	13.9%	(79,843)	2.6%

	June 30,			March 31,
ASSET QUALITY DATA (Excluding Covered Assets and Acquired Assets)(1)	2014	2013	% Change	2014	% Change
Non-accrual Loans	$34,187	$49,069	(30.3%)	$32,983	3.6%
Foreclosed Assets	113	32	249.3%	57	97.7%
Other Real Estate Owned	34,681	25,860	34.1%	26,147	32.6%
Accruing Loans More Than 90 Days Past Due	20	1,071	(98.1%)	269	(92.5%)

Total Non-performing Assets	$69,001	$76,033	(9.2%)	$59,456	16.1%

Loans 30-89 Days Past Due	$13,982	$15,175	(7.9%)	$11,183	25.0%
Troubled Debt Restructurings (3)	5,413	10,425	(48.1%)	8,806	(38.5%)
Current Troubled Debt Restructurings (4)	1,189	1,813	(34.4%)	1,283	(7.3%)
Non-performing Assets to Total Assets	0.53%	0.69%	(23.4%)	0.49%	7.7%
Non-performing Assets to Total Loans and OREO	0.78%	1.02%	(23.8%)	0.70%	10.9%
Allowance for Loan Losses to Non-performing Loans (5)	206.5%	122.9%	68.1%	205.5%	0.5%
Allowance for Loan Losses to Non-performing Assets	102.4%	81.0%	26.4%	114.9%	(10.9%)
Allowance for Loan Losses to Total Loans	0.80%	0.83%	(3.6%)	0.81%	(1.1%)
Allowance for Credit Losses to Non-performing Loans (1) (5)	239.4%	143.5%	66.9%	240.1%	(0.3%)
Allowance for Credit Losses to Non-performing Assets (1)	118.7%	94.6%	25.5%	134.3%	(11.6%)
Allowance for Credit Losses to Total Loans (1)	0.93%	0.97%	(4.3%)	0.94%	(1.8%)
Year to Date Charge-offs	$5,198	$4,227	23.0%	$2,544	N/M
Year to Date Recoveries	(3,425)	(2,028)	68.8%	(1,530)	N/M

Year to Date Net Charge-offs (Recoveries)	$1,773	$2,199	(19.4%)	$1,014	N/M

Quarter to Date Net Charge-offs (Recoveries)	$759	$1,028	(26.2%)	$1,014	(25.2%)

Quarter to Date Net Charge-offs to Average Loans (Annualized)	0.04%	0.06%	(40.9%)	0.05%	(32.1%)
Year to Date Net Charge-offs to Average Loans	0.04%	0.06%	(27.7%)	0.05%	N/M

(1)	For purposes of this table, loans and non-performing assets exclude all assets acquired.
(2)	During the second quarter of 2013, the Company segregated its allowance for credit losses into an allowance for loan losses and a reserve for unfunded commitments, which is included in other liabilities on its balance sheet.
(3)	Troubled debt restructurings meeting past due and non-accruing criteria are included in loans past due and non-accrual loans above.
(4)	Current troubled debt restructurings are defined as troubled debt restructurings not past due or on non-accrual status for the respective periods.
(5)	Non-performing loans consist of nonaccruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 6A - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

	June 30,			March 31,
LOANS (Covered Assets and Acquired Assets Only) (1)	2014	2013	% Change	2014	% Change
Residential Mortgage Loans	$664,972	$192,649	N/M	$171,507	N/M
Commercial Loans:
Real Estate	817,573	914,916	(10.6%)	701,762	16.5%
Business	169,529	129,054	31.4%	98,979	71.3%

Total Commercial Loans	987,102	1,043,970	(5.4%)	800,741	23.3%
Consumer Loans:
Indirect Automobile	874	3,152	(72.3%)	1,285	(32.0%)
Home Equity	293,755	219,448	33.9%	196,958	49.1%
Automobile	18,156	852	N/M	698	N/M
Credit Card Loans	632	783	(19.2%)	615	2.8%
Other	98,304	17,650	N/M	16,568	N/M

Total Consumer Loans	411,721	241,885	70.2%	216,124	90.5%

Total Loans Receivable	2,063,795	1,478,504	39.6%	1,188,372	73.7%

Allowance for Loan Losses	(62,872)	(101,304)		(66,278)

Loans, Net	$2,000,923	$1,377,200		$1,122,094

	June 30,			March 31,
ASSET QUALITY DATA (Covered Assets and Acquired Assets Only) (1)	2014	2013	% Change	2014	% Change
Non-accrual Loans	$174,486	$360,707	(51.6%)	$196,979	(11.4%)
Foreclosed Assets	1,073	1,615	(33.6%)	1,244	(13.7%)
Other Real Estate Owned	48,612	102,099	(52.4%)	65,717	(26.0%)
Accruing Loans More Than 90 Days Past Due	1,075	3,055	(64.8%)	712	51.1%

Total Non-performing Assets	$225,246	$467,476	(51.8%)	$264,652	(14.9%)

Loans 30-89 Days Past Due	$17,893	$20,029	(10.7%)	$32,722	(45.3%)
Non-performing Assets to Total Assets	10.23%	26.85%	(61.9%)	19.21%	(46.7%)
Non-performing Assets to Total Loans and OREO	10.66%	29.55%	(63.9%)	21.08%	(49.4%)
Allowance for Loan Losses to Non-performing Loans (2)	35.8%	27.8%	28.6%	33.5%	6.8%
Allowance for Loan Losses to Non-performing Assets	27.9%	21.7%	28.8%	25.0%	11.5%
Allowance for Loan Losses to Total Loans	3.05%	6.85%	(55.5%)	5.58%	(45.4%)
Year to Date Charge-offs	$113	$148	(23.5%)	$34	N/M
Year to Date Recoveries	(261)	(0)	N/M	(280)	N/M
Year to Date Net Charge-offs (Recoveries)	(148)	148	(199.9%)	(246)	N/M

Quarter to Date Net Charge-offs (Recoveries)	98	108	-9.1%	(246)	N/M

Quarter to Date Net Charge-offs to Average Loans (Annualized)	0.03%	0.03%	(0.6%)	-0.08%	N/M
Year to Date Net Charge-offs to Average Loans	-0.02%	0.01%	(265.1%)	-0.08%	N/M

(1)	For purposes of this table, acquired loans and non-performing assets are presented only. Non-performing assets include all loans meeting nonperforming asset criteria.
(2)	Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented

Table 7 - Non-Covered and Net Covered Loan Portfolio Volumes And Yields ($ in Millions)

	2Q 2013		3Q 2013		4Q 2013		1Q 2014		2Q 2014
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Non Covered Loans, net	$7,794	4.40%	$8,104	4.39%	$8,421	4.43%	$8,860	4.38%	$9,379	4.30%
Covered Loans, net	$955	12.62%	$872	13.90%	$751	19.46%	$691	15.00%	$625	14.70%

FDIC Indemnification Asset	268	-26.69%	228	-39.25%	189	-60.36%	155	-49.83%	131	-51.22%

Covered Loans, net of Indemnification Asset Amortization	$1,223	3.98%	$1,100	2.88%	$940	3.43%	$846	3.18%	$756	3.16%

Table 8 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Quarter Ended
	June 30, 2014			March 31, 2014		June 30, 2013
	Interest	Average Balance	Average Yield/ Rate (%)	Average Balance	Average Yield/ Rate (%)	Average Balance	Average Yield/ Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	$9,299	$703,120	5.29%	$595,275	5.89%	$494,531	6.09%
Commercial Loans (TE) (1)	85,614	7,113,400	4.84%	6,890,635	5.07%	6,321,599	5.16%
Consumer and Other Loans	28,211	2,187,247	5.17%	2,065,441	5.20%	1,932,346	5.54%

Total Loans	123,124	10,003,767	4.94%	9,551,351	5.15%	8,748,476	5.30%
Loss Share Receivable	(17,009)	131,375	-51.22%	154,634	-49.83%	268,700	-26.69%

Total Loans and Loss Share Receivable	106,115	10,135,142	4.22%	9,705,985	4.27%	9,017,176	4.35%
Mortgage Loans Held for Sale	1,474	140,122	4.21%	96,019	3.69%	170,620	3.17%
Investment Securities (TE) (1)(2)	11,000	2,109,253	2.24%	2,113,424	2.22%	2,059,502	1.92%
Other Earning Assets	631	308,712	0.82%	172,742	1.27%	338,668	0.87%

Total Earning Assets	119,220	12,693,229	3.80%	12,088,170	3.87%	11,585,966	3.80%
Allowance for Loan Losses		(132,049)		(139,726)		(183,783)
Non-earning Assets		1,480,382		1,414,492		1,479,368

Total Assets		$14,041,562		$13,362,918		$12,881,551

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	$1,394	$2,229,264	0.25%	$2,230,744	0.28%	$2,488,721	0.32%
Savings and Money Market Accounts	2,812	4,372,855	0.26%	4,296,360	0.26%	4,113,671	0.26%
Certificates of Deposit	3,089	1,721,111	0.72%	1,665,943	0.71%	2,025,823	0.87%

Total Interest-bearing Deposits	7,295	8,323,230	0.35%	8,193,047	0.36%	8,628,215	0.42%
Short-term Borrowings	373	907,459	0.16%	584,489	0.17%	294,789	0.16%
Long-term Debt	2,573	304,707	3.34%	280,229	3.42%	293,746	3.39%

Total Interest-bearing Liabilities	10,241	9,535,396	0.43%	9,057,765	0.44%	9,216,750	0.51%
Non-interest-bearing Demand Deposits		2,748,468		2,623,075		2,010,263
Non-interest-bearing Liabilities		125,649		125,072		125,932

Total Liabilities		12,409,513		11,805,912		11,352,945
Shareholders’ Equity		1,632,049		1,557,006		1,528,606

Total Liabilities and Shareholders’ Equity		$14,041,562		$13,362,918		$12,881,551

Net Interest Spread		$108,979	3.38%	$104,408	3.43%	$96,482	3.29%
Tax-equivalent Benefit		2,191	0.07%	2,229	0.07%	2,396	0.08%
Net Interest Income (TE) / Net Interest Margin (TE) (1)		$111,170	3.48%	$106,637	3.54%	$98,878	3.39%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

Table 9 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Six Months Ended
	June 30, 2014			June 30, 2013
	Interest	Average Balance	Average Yield/ Rate (%)	Interest	Average Balance	Average Yield/ Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	$18,062	$649,495	5.56%	$14,984	$483,383	6.20%
Commercial Loans (TE) (1)	171,546	7,002,639	4.95%	169,485	6,264,012	5.48%
Consumer and Other Loans	54,670	2,126,681	5.18%	53,839	1,899,178	5.72%

Total Loans	244,278	9,778,815	5.04%	238,308	8,646,573	5.57%
Loss Share Receivable	(36,273)	142,940	-50.47%	(45,831)	326,190	-27.95%

Total Loans and Loss Share Receivable	208,005	9,921,755	4.24%	192,477	8,972,763	4.35%
Mortgage Loans Held for Sale	2,359	118,192	3.99%	2,676	174,482	3.07%
Investment Securities (TE) (1)(2)	21,917	2,111,326	2.23%	17,838	2,050,935	1.92%
Other Earning Assets	1,171	241,104	0.98%	1,602	507,853	0.64%

Total Earning Assets	233,452	12,392,377	3.83%	214,593	11,706,033	3.75%
Allowance for Loan Losses		(135,866)			(214,414)
Non-earning Assets		1,447,610			1,486,126

Total Assets		$13,704,121			$12,977,745

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	$2,934	$2,230,001	0.27%	$3,927	$2,476,888	0.32%
Savings and Money Market Accounts	5,520	4,334,819	0.26%	6,261	4,141,741	0.30%
Certificates of Deposit	6,026	1,693,679	0.72%	9,026	2,078,095	0.88%

Total Interest-bearing Deposits	14,480	8,258,499	0.35%	19,214	8,696,724	0.45%
Short-term Borrowings	615	746,867	0.16%	262	293,874	0.18%
Long-term Debt	4,970	292,535	3.38%	5,763	352,513	3.25%

Total Interest-bearing Liabilities	20,065	9,297,901	0.43%	25,239	9,343,111	0.54%
Non-interest-bearing Demand Deposits		2,686,118			1,974,276
Non-interest-bearing Liabilities		125,361			130,528

Total Liabilities		12,109,380			11,447,915
Shareholders’ Equity		1,594,741			1,529,830

Total Liabilities and Shareholders’ Equity		$13,704,121			$12,977,745

Net Interest Spread		$213,386	3.40%		$189,354	3.20%
Tax-equivalent Benefit		4,420	0.07%		4,860	0.08%
Net Interest Income (TE) / Net Interest Margin (TE) (1)		$217,806	3.51%		$194,214	3.31%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

Table 10 - IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands)

	For The Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Net Interest Income (GAAP)	$108,979	$104,408	$96,482
Effect of Tax Benefit on Interest Income	2,191	2,229	2,396

Net Interest Income (TE) (Non-GAAP) (1)	111,170	106,637	98,878

Non-interest Income (GAAP)	47,963	35,681	42,489
Effect of Tax Benefit on Non-interest Income	503	1,315	485

Non-interest Income (TE) (Non-GAAP) (1)	48,466	36,996	42,974

Taxable Equivalent Revenues (Non-GAAP) (1)	159,636	143,633	141,852

Securities Losses (Gains)	(8)	(19)	57
Other non-interest income	(1)	(1,772)	—

Taxable Equivalent Operating Revenues (Non-GAAP) (1)	$159,627	$141,842	$141,909

Total Non-interest Expense (GAAP)	$127,375	$107,428	$117,361
Less Intangible Amortization Expense	(1,244)	(1,218)	(1,181)

Tangible Non-interest Expense (Non-GAAP) (2)	126,131	106,210	116,180

Merger-related expenses	10,419	967	—
Severance expenses	5,466	119	1,670
Storm-related expenses	4	184	—
Occupancy expenses and branch closure expenses	14	17	306
(Gain) Loss on sale of long-lived assets, net of impairment	1,241	541	4,618
Provision for FDIC clawback liability	—	—	130
Debt prepayment	—	—	—
Termination of debit card rewards program	—	(22)	450
Professional expenses and litigation settlements	—	—	150

Tangible Operating Non-interest Expense (Non-GAAP) (2)	$108,987	$104,404	$108,856

Return on Average Common Equity (GAAP)	4.56%	5.83%	4.09%
Effect of Intangibles (2)	2.06%	2.53%	1.87%
Effect of Non Operating Revenues and Expenses	3.82%	-0.19%	1.74%

Operating Return on Average Tangible Common Equity (Non-GAAP) (2)	10.44%	8.17%	7.70%

Efficiency Ratio (GAAP)	81.2%	76.7%	84.5%
Effect of Tax Benefit Related to Tax-exempt Income	(1.4%)	(1.9%)	(1.8%)

Efficiency Ratio (TE) (Non-GAAP) (1)	79.8%	74.8%	82.7%
Effect of Amortization of Intangibles	(0.8%)	(0.9%)	(0.8%)
Effect of Non-operating Items	(10.7%)	(0.3%)	(5.1%)

Tangible Operating Efficiency Ratio (TE)(Non-GAAP) (1) (2)	68.3%	73.6%	76.8%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Table 11 - IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)

(dollars in thousands)

	For The Quarter Ended
	June 30, 2014			March 31, 2014			June 30, 2013
	Dollar Amount			Dollar Amount			Dollar Amount
	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share
Net Income (Loss) (GAAP)	$24,819	$18,548	$0.60	$30,558	$22,395	$0.75	$19,803	$15,590	$0.53
Non-interest income adjustments
Loss (Gain) on sale of investments	(8)	(5)	(0.00)	(19)	(12)	(0.00)	57	37	0.00
Other non-interest income	(1)	(1)	(0.00)	(1,772)	(1,680)	(0.06)	—	—	—
Non-interest expense adjustments
Merger-related expenses	10,419	6,840	0.22	967	629	0.02	—	—	—
Severance expenses	5,466	3,553	0.11	119	78	0.00	1,670	1,086	0.04
Storm-related expenses	4	3	0.00	184	120	0.00	—	—	—
(Gain) Loss on sale of long-lived assets, net of impairment	1,241	807	0.03	541	352	0.01	4,618	3,002	0.10
Provision for FDIC clawback liability	—	—	—	—	—	—	130	84	0.00
Occupancy expenses and branch closure expenses	14	9	0.00	17	11	0.00	306	199	0.01
Termination of debit card rewards program	—	—	(0.00)	(22)	(15)	(0.00)	450	293	0.01
Professional expenses and litigation settlements	—	—	—	—	—	—	150	97	0.00

Operating earnings (Non-GAAP)	41,954	29,754	0.96	30,573	21,878	0.73	27,185	20,388	0.69
Covered and acquired (reversal of) provision for loan losses	1,744	1,134	0.04	108	70	0.00	(1,609)	(1,046)	(0.03)
Other (reversal of) provision for loan losses	3,004	1,953	0.06	1,995	1,297	0.04	3,416	2,221	0.07

Pre-provision operating earnings (Non-GAAP)	$46,702	$32,841	$1.06	$32,676	$23,245	$0.78	$28,992	$21,563	$0.73

(1)	Per share amounts may not appear to foot due to rounding.
(2)	After-tax amounts estimated based on a 35% marginal tax rate.

Table 12 - IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)

(dollars in thousands)

	For The Six Months Ended
	June 30, 2014			June 30, 2013
	Dollar Amount			Dollar Amount
	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share
Net Income (Loss) (GAAP)	$55,377	$40,943	$1.35	$15,644	$16,307	$0.55
Non-interest income adjustments
Loss (Gain) on sale of investments	(27)	(18)	(0.00)	(2,302)	(1,496)	(0.05)
Other non-interest income	(1,773)	(1,680)	(0.05)	—	—	—
Non-interest expense adjustments
Merger-related expenses	11,386	7,469	0.25	157	102	0.00
Severance expenses	5,586	3,631	0.12	1,767	1,149	0.04
Storm-related expenses	188	122	0.00
(Gain) Loss on sale of long-lived assets, net of impairment	1,782	1,158	0.04	31,813	20,678	0.70
Provision for FDIC clawback liability	—	—	—	130	84	0.00
Debt prepayment	—	—	—	2,307	1,500	0.05
Occupancy expenses and branch closure expenses	31	20	0.00	5,299	3,445	0.12
Termination of debit card rewards program	(22)	(15)	0.00	450	293	0.01
Professional expenses and litigation settlements	—	—	—	150	97	0.00

Operating earnings (Non-GAAP)	72,528	51,630	1.70	55,415	42,159	1.42
Covered and acquired (reversal of) provision for loan losses	1,852	1,204	0.04	(984)	(640)	(0.02)
Other (reversal of) provision for loan losses	4,999	3,249	0.11	(585)	(380)	(0.01)

Pre-provision operating earnings (Non-GAAP)	$79,379	$56,083	$1.85	$53,846	$41,139	$1.39

(1)	Per share amounts may not appear to foot due to rounding.
(2)	After-tax amounts estimated based on a 35% marginal tax rate.